PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated December 8, 2022)	File No. 333-268319

SEQLL INC.

2,000,000 Shares of Common Stock

We are offering 2,000,000 shares of our common stock, par value $0.00001 per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock trades on the NASDAQ Capital Market under the symbol “SQL.” The last reported sale price of our common stock on the NASDAQ Capital Market on February 10, 2023 was $1.32 per share. For a more detailed description of our common stock, see the section entitled “Description of Capital Stock” beginning on page S-18 of this prospectus supplement.

As of February 7, 2023, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $9.2 million based on 11,886,379 common shares outstanding, of which 5,918,264 shares were held by affiliates as of such date, and a price of $1.54 per share, which was the last reported sale price of our common shares as quoted on the NASDAQ Capital Market on February 7, 2023. Accordingly, we are subject to the limitations set forth in General Instruction I.B.5 of Form F-3. We did not sell any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12-month period prior to this prospectus supplement.

	Per Common Share	Total
Offering price	$0.90	$1,800,000.00
Placement Agent’s fees	$0.072	$144,000.00
Proceeds, before other expenses, to us	$0.828	$1,656,000.00

We have retained Maxim Group LLC to act as sole placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to buy any of the shares of common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of shares of common stock. The Placement Agent will receive compensation in addition to the Placement Agent fees. We have also agreed to indemnify the Placement Agent. See “Plan of Distribution” beginning on page S-23 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. Before buying our securities, you should consider carefully the risks described under the caption “Risk Factors” beginning on page S-13 of this prospectus and in the documents incorporated by reference in this prospectus and refer to the risk factors that may be included in a prospectus supplement and in our reports and other information that we file with the U.S. Securities and Exchange Commission.

Neither the U.S. Securities and Exchange Commission nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the securities offered pursuant to this prospectus supplement on or about February 15, 2023.

Sole Placement Agent

Maxim Group LLC

The date of this prospectus supplement is February 13, 2023

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated December 8, 2022, are part of a registration statement on Form F-3 (File No. 333-268319) that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary” and “Risk Factors, but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

●	the success, cost and timing of our product development activities, including statements regarding the timing of initiation and completion of our research and development programs;

●	developments regarding next generation sequencing technologies;

●	our expectations regarding the market size and growth potential for our business;

●	the implementation of our strategic plans, including strategy for our business and related financing;

●	our ability to maintain and establish future collaborations and strategic relationships;

●	the rate and degree of market acceptance of our products;

●	our ability to generate sustained revenue or achieve profitability;

●	the potential for our identified research priorities to advance our technology;

●	the pricing and expected gross margin for our products;

●	our commercialization, marketing and manufacturing capability and strategy;

●	our expectations related to the use of proceeds from this offering;

●	our research and development plans including, among other things, statements relating to future uses, quality or performance of, or benefits of using, products or technologies;

●	updates or improvements of our products;

●	intentions regarding seeking regulatory approval for our products;

●	our competitive position;

●	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing as necessary; and

●	our ability to maintain our intellectual property position for our technology.

You should read this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors,” and the documents that we incorporate by reference and reference elsewhere in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus are a part, completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement and the accompanying prospectus regardless of the time of delivery of this prospectus supplement or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

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GLOSSARY OF CERTAIN SCIENTIFIC TERMS

The medical and scientific terms used in this prospectus supplement have the following meanings:

“Bioinformatics” means a subdiscipline of biology and computer science concerned with the acquisition, storage, analysis, and dissemination of biological data, most often DNA and amino acid sequences.

“cDNA” means complementary DNA created from RNA through the use of reverse transcriptase.

“DNA” means deoxyribonucleic acid, a self-replicating material present in nearly all living organisms as the carrier of genetic information.

“Double helix” is a structure formed by a pair of parallel helices intertwined around a common axis. DNA is a double helix.

“DRS” means Direct RNA Sequencing, a method for sequencing RNA molecules without conversion to complementary DNA (“cDNA”) or amplification via PCR.

“Epigenetic” is the changes in gene expression that do not involve changes in the DNA sequence.

“FDA” means the U.S. Food and Drug Administration.

“Flow cell” means an optical cell used for detection and measurement of biological samples.

“Gene” is a portion of a DNA that serves as the basic unit of heredity.

“Gene expression” is a process by which information from a gene is used for the synthesis of a functional product.

“Genome” is an organism’s complete set of DNA.

“Genomics” refers to the study of all an organism’s genes and their interactions to influence the organism. Large-scale studies are required to understand how changes in an organism’s genes influence the organism.

“Helix” is an extended spiral chain of molecules.

“LDT” means Laboratory Developed Tests.

“Ligation” is a process of joining two DNA strands by chemical linkage.

“Microfluidics” is the science of manipulating and controlling fluids, usually in very small ranges.

“Next Generation Sequencing” means a high-throughput sequencing to sequence DNA and RNA molecules much more quickly and cheaply than the previously used techniques.

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“NGS” means Next Generation Sequencing.

“Nucleic Acid” means a complex organic substance present in living cells, such as DNA or RNA.

“Nucleotide bases” or “Nucleotides” are building blocks of nucleic acids and include adenine (“A”), cytosine (‘C”), guanine (“G”), thymine (“T”) and uracil (“U”).

“Omics” refers to various different biological analyses approaches whereby researchers can analyze complex biological data, often in high throughput methods, to find novel associations between biological entities, pinpoint relevant biomarkers and build elaborate markers of disease and physiology. Examples of various “omics” analyses include: genomics, proteomics, transcriptomics, epigenomics, and metabolomics. When two or more of the -omics analyses approaches are combined either directly in analyses and/or in examination of -omics data sets, the approach is referred to as “multi-omics.”

“PCR” means Polymerase Chain Reaction, which is a technique used to generate multiple copies (thousands to millions) of DNA sequences.

“Proteomic(s)” refers to the large-scale study of proteins. The proteome is the entire set of proteins that is produced or modified in an organism or system.

“RNA” means ribonucleic acid, a material present in all living cells which acts as a messenger carrying instructions from the DNA for controlling the synthesis of proteins.

“RNA-Seq” means RNA Sequencing, an NGS method that involves the conversion of RNA into cDNA for subsequent sample preparation and sequencing.

“Throughput” refers to the rate at which an assay can be performed on during a given time period.

“Transcript” is a single stranded RNA synthesized by transcription of DNA.

“Transcriptome” refers to the sum of all RNA molecules, inclusive of noncoding and coding RNAs, that are contained within a population of cells or a single cell.

“tSMS” means True Single Molecule Sequencing.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our risk factors (as provided for herein and incorporated by reference), financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. You should carefully read the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Overview

We are a development-stage life sciences instrumentation and research services company engaged in the development of scientific assets and novel intellectual property across multiple “omics” fields. We intend to leverage our expertise with True Single Molecule Sequencing (“tSMS”) technology to enable researchers and clinicians to contribute major advancements to scientific research and development by accelerating one’s understanding of the molecular mechanisms of disease and fundamental biological processes. We believe our proprietary sequencing technology platform has critical advantages over existing Next Generation Sequencing (“NGS”) technologies, particularly for emerging applications in the research and development of biomarker discovery, epigenetics, nucleotide chemistry, forensics, and cell-free nucleic acid analysis. Our mission is to empower researchers with improved genetic tools that enable scientists and physicians to better understand the molecular mechanisms of disease and the underlying biological systems. This knowledge is essential to the continued development of new breakthroughs in genomic medicine that address the critical concerns involved with today’s precision medicine.

Our single molecule technology enables researchers to identify and synthesize DNA or RNA strands, irrespective of abundance, in a biological sample and is capable of analyzing billions of molecules in parallel, which positions us as both competitive and complementary with other NGS platforms. We believe our technology advantage is a simplified method of quantifying DNA and RNA molecules at single molecule resolution because our platform does not require the routine PCR amplification and ligation steps required during library preparation by most NGS systems, thereby avoiding systematic bias and consequential additional costs. Our current sequencing platform offers advantages, such as the ability in certain samples to reveal previously-unknown molecular profiles, by directly detecting single molecules with little to no manipulation of the original sample. Our tSMS platform then generates data that is highly-accurate and creates reproducible molecular profiles, often providing researchers with new insights into the biology being researched. As supported by multiple peer-reviewed research publications, our tSMS technology platform has assisted medical researchers in uncovering potentially significant DNA and RNA biomarkers for the early detection of diseases.

Our strategy is to integrate the tSMS platform with the development of novel applications across multiple market segments, and to generate revenue through sales of partnership-specific systems and related flowcells and reagents, which we refer to as “sequencing kits”, research services and research grants. We do not offer or sell any products that are founded upon or incorporate our tSMS platform directly to healthcare professionals or consumers. To strengthen our market position, we strive to build and control intellectual property around the instruments, sequencing kits and methods that enable these applications. Integral to this strategy will be to work with existing customers in developing new instruments optimized for specific assay and chemistry performance in order to support a wide array of applications. Our target customers are consumers of NGS products and services engaged in research activities and the development of new or improved products, such as academic and government institutions, hospitals and medical centers, pharmaceutical and biotechnology companies, and non-profit research organizations.

Under our current operating model, we expect the revenues we generate from a specific customer to scale as our partnership or collaboration with such customer matures intellectual property founded on our tSMS platform is developed and sold by such customer. Initially, our customer-specific revenues are typically dependent on the funding of, or research grants obtained by, our partners and their ability to develop novel products. During the early stages of our partnerships or collaborations, we generally derive revenue from research services, grants and the sale of customized instruments and sequencing kits as intellectual property is developed. Over the longer term, however, we expect to generate increasing revenues from our customers from the sale of application-specific assays or tests that are developed on our platform and for which we will receive royalties, a revenue split or other renumeration for the use of our platform or jointly-developed intellectual property.

Background on Genetic Sequencing

Genetic inheritance in living systems is conveyed through a naturally-occurring information storage system known as deoxyribonucleic acid, or DNA. DNA stores information in linear chains of chemical bases known as adenine (“A”), cytosine (“C”), guanine (“G”) and thymine (“T”). Inside living cells, these chains usually exist in pairs bound together in a double helix by complementary base pairs. A “genome” is an organism’s complete set of DNA, which for humans consists of approximately three billion DNA base pairs. Ribonucleic acid, or RNA, is a molecule used by organisms to convey genetic information. A “transcriptome” is an organism’s complete set of RNA molecules at an active cellular state and includes both protein coding and noncoding RNA transcripts.

Genetic sequencing is the process of determining the order of nucleotide bases (A, C, G, or T) in a sample. This consists of three phases: sample preparation, physical sequencing and analysis. Generally, the first step of sample preparation is either to shear the target genome into multiple small fragments or, depending on the amount of sample DNA or RNA available, amplify the target region using a variety of molecular methods. In the physical sequencing phase, the individual bases in each fragment are identified in order, creating individual sequence reads. The number of individual bases identified contiguously is defined as “read length.” The sequencing throughput is generally defined as the product of the number of individual sequence reads and the average read length of the sequence reads. In the analysis phase, bioinformatics software is used to align overlapping reads, which allows the original genome to be assembled into contiguous sequence.

Studying genomes and transcriptomes helps scientists understand the inheritance of biological characteristics, developmental biology and normal and disease states of cells and organisms. Genetic variation accounts for many of the differences between individuals, such as eye color and blood group, and also affects a person’s susceptibility to certain diseases such as cancer, heart disease or diabetes. Genetic variation can also determine a person’s response to drug therapies.

A trend in healthcare is towards ‘personalized medicine’ to enable more accurate diagnosis and treatment through better understanding of each individual patient’s disease. We believe that a greater understanding of the genome will lead to this new healthcare paradigm where diseases are understood at the molecular level, allowing patients to be diagnosed according to genetic information, in many instances earlier and more accurately, and be treated with drugs designed to work on specific molecular targets. The goal is to offer precision-personalized medicine that will identify disease earlier, reduce healthcare costs, and enable more appropriate and effective treatment for better outcomes and quality of life. To date, this has largely been done through genomic testing, which provides information about a patient’s predisposition to disease or likely response to medication, due to each individual’s unique constellation of genes. However, DNA testing is, in most cases, a static readout that does not change through a patient’s lifetime or disease course. It does not provide information about the patient’s current health status. An increasing number of researchers, however, now believe the transcriptome provides dynamic information about the current state of the body that can be used to assess health, to detect early signs of disease and to enable physicians to select the appropriate treatment, monitor response to treatment and detect unwanted side effects.

Cell-free Nucleic Acids as Disease Biomarkers: Most of the DNA and RNA in the body are inside the cells, but a small amount of nucleic acids is also found in biological fluids such as blood, saliva and urine. This material is generally referred to as cell-free DNA (“cfDNA”) and cell-free RNA (“cfRNA”). Analysis of these free-floating molecules can lead to multiple applications such as early disease detection, drug selection and treatment monitoring. For example, a large amount of cell-free DNA material might indicate a bacterial infection or sepsis in very early stages. Cell-free DNA is typically derived from chromatin as intact nucleosomes, or histone-bound DNA, which can be analyzed in addition to solely assessing DNA. Another such example is cfRNA analysis for detection, diagnosis and monitoring of malignant diseases such as cancer. The cfRNA transcripts are differentially expressed between normal and cancerous tissues. These transcripts can be used as a reliable biomarker for cancer screening and diagnostic applications. Analysis of cfRNA can be used to measure dynamic changes in the gene expression, allow oncologists to evaluate disease status, predict outcomes from anti-tumoral therapies and monitor the disease after treatment.

Sequencing Technologies: There are different sequencing technologies available for sequencing genetic material, each producing the sequence data in a unique format. Some of the technologies produce millions of sequence reads with a very short-read length, generally less than 300 nucleotide bases. These technologies are generally referred to as short-read NGS platforms. Other technologies produce several thousand sequence reads of a very long-read length, generally more than 1000 nucleotide bases. These technologies are generally referred to as long-read NGS platforms. Both the short- as well as long-read NGS technologies have their advantages in various settings. For de novo assembly of genomes and long RNA transcripts, the long contiguous reads from the long-read NGS technologies are preferred. Generally, short reads can be used to further fill in gaps in the data from longer read technologies. For molecular counting applications, a large number of independent reads from short-read NGS technologies are preferred. Different genes are present in varying amounts in biological samples, and the success of the technique is highly-dependent on the dynamic range of the detection technology.

There are multiple NGS technologies available in the market, offered by companies such as Illumina, Inc, Pacific Biosciences of California, and Thermo Fisher Scientific Inc., that partially address the need for accurate and sensitive analysis of genetic information. These technologies can further be classified based on the resolution of the technology as single-molecule sequencing technologies and amplification-based technologies. Most single-molecule sequencing technologies do not require amplification, though many of the long-read technologies still require complex sample manipulation prior to sequencing. This is especially true for the sequencing of RNA molecules. Over the past two decades, researchers and clinicians have used these technologies to gain a deeper understanding of nucleic acids, to study biomarkers associated with disease, to identify molecules for new drug discovery, to create novel applications for early screening and diagnosis, and more recently to create genome-editing techniques. While researchers are making progress on various fronts by utilizing a combination of these technologies, there remains a wide gap between the needs of the research community and the capabilities of existing sequencing tools. This gap is hindering the advancement of scientific research. The inherent limitations of current technologies are summarized below:

●	Biased results: Short-read NGS technology typically requires a large number of DNA molecules during the sequencing process. To generate enough DNA molecules, an amplification step is required during sample preparation. This amplification process can introduce errors known as amplification bias. The effect of this bias is that resulting copies are not uniformly representative of the original template DNA, causing skewed data representation in the final results.

●	Lower sensitivity: In cases where the original template DNA contains regions of relatively high G-C content or relatively high A-T content, the amplification process tends to under-represent these regions. As a result, these regions, which may contain entire genes, can be completely missed. As a result, the non-linear nature of the amplification may limit its ability to detect subtle changes in the genetic signature.

●	Inefficient library preparation: Many of our competitors use systems requiring multi-step sample preparation protocols to prepare sample libraries before sequencing. This library preparation technique is inefficient, capturing only a fraction of the informative input material. The process selectively captures the molecules which are present in large quantities while losing lower frequency molecules, thus not producing a true representation of the input material. The library preparation protocol limits the minimal amount of input sample. The library preparation steps also add significant burden on the sample preparation.

●	Inadequate throughput: Applications such as transcriptome profiling, gene expression and biomarker discovery require accurate quantification of data. We believe the long read single molecule technologies fall short due to the smaller number of strand throughput required to substantiate the presence or absence of a biomarker in a specific sample. The short-read amplification technologies are limited due to a skewed data representation caused by the non-linear amplification bias present in the workflow.

Our Technology Solution

Our tSMS platform offers a single molecule solution for DNA and RNA sequencing by performing detection of nucleic acids without the need for complex sample manipulation. Researchers using our platform can analyze many billions of single molecules in a single experiment and still generate highly accurate and reproducible data. We believe our technology’s critical advantage over other technologies is because our platform does not require the routine library preparation steps, such as PCR amplification and ligation, necessary for use with most NGS systems, thereby avoiding systematic amplification bias. RNA sequencing on our platform detects transcripts regardless of abundance and with high accuracy in quantifying gene expression changes associated with certain disease as well as detecting subtle changes in RNA transcript levels that are undetectable with other methods.

Our single molecule platform is unique because it combines a proprietary fluorescence-based optical detection apparatus with a precision microfluidics and thermal control system to perform sequencing-by-synthesis reactions, as illustrated in Figure 1 below.

Figure 1. tSMS Technology Workflow

The single molecule fluorescence signal from millions of individual strands is captured by images using a high-sensitivity camera during multiple cycles of nucleotide incorporation. Our powerful image analysis system processes these images to produce the sequence data as an output. The output data contains millions of individual unique sequences with the average read length of between 35 – 60 nucleotide bases, with a range of 20 – 100 nucleotide bases. This length is sufficient to allow unambiguous identification of the origin of each sequence.

By giving short-read technology the power of single molecule resolution, we believe our tSMS technology offers critical advantages over existing technologies, including:

●	Greater Sensitivity. The tSMS platform offers a high level of sensitivity as each strand is identified and synthesized irrespective of its abundance in the sample. In the existing amplification-based technologies, low expressing transcripts are typically masked due to preferences and may be missed or have their numbers minimized in the final data analysis. The simplified sample preparation along with single molecule resolution generally facilitates the unbiased, proportionate representation of input sample, even of the low expressing transcripts and constructs. This allows for obtaining more accurate information earlier, and for clinical treatments or decisions to be made sooner.

●	High Accuracy. The tSMS platform provides an accurate set of data and results as well as a broader range of molecules to be evaluated. The ability to count each individual molecule, combined with simplified sample preparation and greater sample sensitivity, yields an accurate quantitative representation of sample in the final data. Our technology has been demonstrated to produce robust accurate short reads for a variety of applications.

●	Minimal Sample Preparation. The tSMS platform offers a simple sample preparation process. The DNA strands are cut in shorter sizes, converted into single strands, and then tagged with a universal surface capture primer. By avoiding the complex multi-step library preparation method, the sample integrity is preserved, and the bias and errors in the sequence data output exhibited by other methods are avoided.

●	Seamless Flexibility. Our tSMS platform provides flexibility in two main aspects — throughput and applications. The tSMS platform has the ability to scale throughput across a range of small to large projects. The programmable instrument workflow and modular design of sequencing kit components provide flexibility to choose the sample coverage and read length required for the final data. The simplified sample preparation allows for analysis of any genetic material that can be attached to a glass surface.

Market Opportunity

The market for our products and services is segmented into two major categories, DNA NGS and RNA NGS, which, according to The Insight Partners, accounted for a combined addressable market opportunity of approximately $1.03 billion in 2019 that is projected to grow to $5.26 billion by 2025 at a compound annual growth rate (CAGR) of 31.3%.

DNA NGS market opportunity: According to The Insight Partners DNA NGS Market Report 2019, the global DNA NGS market is projected to grow from $6.82 billion in 2019 to $22.72 billion in 2025 at a CAGR of 22.2% from 2019 to 2025. Our customers in the DNA NGS market largely consist of academic and research institutes and forensic labs. Collectively, academic and research institutes and forensic labs, pathology labs and diagnostic centers represent a projected 58.4% of the end-user market share in 2019. Our targeted end users, applications and regions for DNA NGS represented an addressable market opportunity of $0.74 billion in 2019 that is projected to grow to $4.10 billion in 2025 at a CAGR of 33.0%.

RNA NGS market opportunity: According to The Insight Partners NGS-based RNA Seq. Market Report 2019, the global RNA NGS market is projected to grow from $1.63 billion in 2019 to $4.96 billion in 2025 at a CAGR of 20.4%. The RNA NGS market can be segmented by products and services, end users, applications and sequencing technologies. Research and academic centers, pharmaceutical and biotech companies, and pathology labs forensic labs and diagnostic centers represented a projected 76.7% share of the end users in 2019. Our targeted end users, applications and regions for RNS NGS represented an addressable market opportunity of $0.29 billion in 2019 that is projected to grow to $1.16 billion in 2025 at a CAGR of 26.2%.

Markets for Our Technology

The initial target market for our instruments and research services has been the life sciences research and development market where we provide solutions for a variety of applications, including biomarker discovery and diagnostic assay developments. This market includes laboratories associated with universities, scientific research centers, government institutions, and biotechnology and pharmaceutical companies.

Introductions of new technologies and products, while positive to the overall development of these markets, may result in greater competition for the limited financial resources available. There are a number of emerging markets for sequencing-based technologies that represent significant potential opportunities for us, including:

●	Life sciences research and development: NGS technologies are accelerating the discovery and development of more effective new drugs. The complex nature of biological pathways, disease mechanisms and multiple drug targets requires an accurate, unbiased, and sensitive molecular counting platform. Single molecule sequencing, with its unparalleled quantitative accuracy in large-scale expression profiling, could enable high-throughput screening of promising drug leads. During clinical trials, our technology could potentially be used for companion diagnostics to generate individual genetic profiles that can provide valuable information on likely response to therapy, toxicology or risk of adverse events. The tSMS platform may also enable more precise selection of patient pools and individualization of therapy.

●	Liquid biopsy: Liquid biopsy is emerging as a simple and non-invasive alternative to the traditional tissue biopsy approach for disease screening and monitoring. A simple draw of blood vial contains millions of tiny fragments of cell-free DNA/RNA material with lengths on the order of 100 – 200bp, which carry informative signatures of cancer and other life-threatening diseases even in a very early stage of the disease progression. With its quantitative accuracy, simple sample preparation methodology, and its ability to accurately sequence fragmented short molecules, our single molecule sequencing offers an excellent solution for liquid biopsy.

●	Infectious disease: Infectious diseases are disorders caused by bacteria, viruses and fungi. These organisms contain DNA and RNA that act as infectious agents to transmit disease from person to person, by insect or animal, or through food and environmental means. The detection and sequencing of the DNA and RNA from pathogens provides medically actionable information for diagnosis, treatment and monitoring of infections. Accurate sequence information could also help to predict drug resistance.

●	Clinical diagnostics: Our amplification and ligation-free sequencing method allows us to identify subtle changes in the RNA transcript levels that are undetectable with other methods presumably due to bias and loss of low-level transcripts inherent to the other technologies. The power of our tSMS technology can help to address the large unmet need for biomarker discovery to diagnose diseases such as cardiovascular diseases and cancer at very early stages.

●	Microbiome analysis: Microbial communities in and on the body show uniform bacterial diversity in healthy individuals. Drugs and diet can disrupt the microbial diversity, and thereby can affect disease progression and treatment efficacy. Our technology can accurately quantify the gene signature for all bacteria present and capture a real-time snapshot of the microbiome. This data can be used by physicians for disease treatment by applying methods to encourage growth of beneficial microbes and eliminate harmful microbes.

These examples of emerging markets for sequencing-based technologies represent significant potential opportunities for us. The development of these markets is subject to variability driven by ongoing changes in the competitive landscape, evolving regulatory requirements, government funding of research and development activities, and macroeconomic conditions. Given the ability of the tSMS platform to sequence nucleic acid fragments as well as to detect post-translational modifications within larger chromatin molecules, we believe our technology is uniquely positioned to produce data from molecules at both ends of the single molecule nucleic acid spectrum. This concept, and the technology leaders for each single molecule market segment, is illustrated in Figure 2 below, with our potential applications highlighted in blue font.

Figure 2. Illustrative Single Molecule Nucleic Acid Landscape

As our partners or collaborators expand their product lines to address the diagnosis of disease, regulation by governmental authorities in the United States will become an increasingly significant factor in development, testing, production and marketing. We have not sought FDA approval of our sequencers because to-date we have marketed them only for research purposes and not for clinical diagnostics. Through our partners or collaborators, we will likely need to assist in pursuing regulatory approvals from the FDA when they attempt to enter the diagnostics market, which approvals are expensive and involve a high degree of risk and for which there is no assurance that we or our partners will be able to develop a commercially-viable product. Even if the products under development are authorized and approved by the FDA, our partners or collaborators must still meet the challenges of successful marketing, distribution and customer acceptance. We do not intend to use proceeds from this offering to pursue FDA approval. If significant funds are required from us in seeking to obtain any FDA approval in the future, we intend to raise additional funds for such purpose prior to pursuing FDA approval.

Our Strategy

Our strategy is to integrate our tSMS platform with the development of novel applications across multiple market segments, and to generate revenue through partnership-specific system and sequencing kit sales, research services and research grants. Our target customers are consumers of NGS products and services engaged in research activities and the development of new or improved products, such as academic and government institutes, hospitals and medical centers, pharmaceutical and biotechnology companies, and non-profit research organizations. Integral to this strategy will be to work with existing customers in developing new instruments optimized for specific assay and chemistry performance in order to support a wide array of applications.

We have generated only nominal revenues to date from our current operating model and we do not expect our revenues to scale significantly until one or more of our customers or third-party partners or collaborators has developed application-specific assays or tests for which our platform serves as a foundation. As a result, we believe our ability to continue to operate at current levels is dependent on the success of this offering. Over the longer term, we expect to generate revenues from our customers, partners and collaborators through a combination of product sales, research services and research grants. We plan to expand these revenues from recurring and prospective clients by the following key strategies:

●	Provide the scientific community with a combination of research services and NGS instrumentation to serve markets that we believe are inadequately addressed by existing technologies.

●	Assist in the development of new classes of RNA-based diagnostics tests.

●	Collaborate with researchers to enhance pharmacogenomics and biomarker discovery.

●	Support drug developers seeking a better understanding of the side effects of their new drugs.

●	Continue to innovate and develop new aspects of our products and technology, applications and instrumentation through scientific collaborations, including grants.

●	Leverage our expertise and the broad applicability of our tSMS platform to grow into new markets through strategic collaborations, partnerships, existing data sets, and customers.

●	Maintain a strong culture and network of technical resources while seeking to continuously attract new talent to build an industry-leading single molecule solutions company.

We expect to use a portion of the net proceeds of this offering to support our research and development activities and to improve and update our tSMS platform to develop additional applications in support of our existing partnerships and collaborations. While we anticipate increased revenues as a result of those efforts, we are planning to raise additional funds following this offering to support our existing partners and collaborators and to fund the initial costs of new relationships.

We have assembled an experienced management team, board of directors, and scientific founders and advisors who bring industry experience to our company and business strategy. We believe the members of our team have deep experience in discovering, developing and commercializing products with a particular focus on sequencing products and applications.

Our Customers and Collaborators

Our customers and collaborators are focused on academic research, biomarker discovery, and molecular diagnostic product development. The majority of our current customers and collaborators are early adopters of genomics technology, including tSMS. Over the years, they have produced scientific achievements through collaborative research efforts by accessing our technology. We often collaborate with customers to drive innovation in the field of genomic sciences through grant-funded research activities and we do not yet generate significant revenues from these activities from the sale of our products or services. In addition, we have not yet entered into any material agreements with any of these entities as to how our technology is currently being used by them or will be used by them in the future. Our key collaborators and our current activities are summarized below, and highlighted in more detail in the “Business Section” beginning on page    of this prospectus:

Bernstein Laboratory

We have worked closely with the lab of Bradley Bernstein, M.D., Ph.D. at Massachusetts General Hospital and Harvard Medical School to address fundamental questions in chromatin biology and epigenetic regulation. Dr. Bernstein is also the founder and Director of the Broad Institute Epigenomics Program. Scientists from the Broad Institute have used antibody-based detection coupled with tSMS to begin decoding a dual-marking system in modified histones that signals for a gene to be activated or repressed. Early results, published in Science, suggest differentiated cells exhibit different patterns of “bivalent” markings than embryonic cells. Our collaboration encompasses technology development, single-cell RNA and DNA analysis, and the creation of novel intellectual property. In addition to completing NIH grant-funded research activities, to date, we have provided Dr. Bernstein with tSMS systems and onsite support. We also published a technology development manuscript in Cell Reports Methods, a leading peer-reviewed scientific journal, that utilized a prototype tSMS system.

Ting Laboratory

We have been a long-time research collaborator with David Ting, M.D., Assistant Professor, Medicine at Harvard Medical School and a leading member at the Dana Farber/Harvard Cancer Center in using tSMS to better understand cancer. His research is focused on the role of non-coding RNA transcription in cancer as it relates to tumorigenesis and as novel biomarkers. In this research area, the Ting Laboratory was first to discover aberrant overexpression of pericentromeric RNA repeats by RNAseq using tSMS, which were found to play a significant role in pancreatic cancer and other epithelial cancers [Bersani, PNAS, December 2015]. This discovery resulted in new intellectual property related to pancreatic cancer biomarkers and the subsequent founding of Rome Therapeutics, an early-stage company focused on unlocking the repeatome to discover powerful new classes of medicines for cancer and autoimmune diseases. To date, we have provided Dr. Ting with tSMS systems and onsite support, research services and access to sample preparation methodologies.

The Jackson Laboratory for Genomic Medicine

Led by Chia-Lin Wei, Ph.D. with The Jackson Laboratory (“JAX”) and supported by a recent four-year, $2.3 million grant from the National Institute of General Medical Sciences, we are assisting in the development of new methods for chromatin interaction analysis in single nuclei, with single-molecule resolution. JAX has stated that preliminary results indicate that, once fully developed, the methods under development have the potential to exceed previous methodologies and to revolutionize the field of three-dimensional (“3D”) genome biology. Our research grant efforts, including instrument prototype and sequencing kit development, are continuing and will focus on generating genome-wide, single-molecule chromatin interaction maps in a variety of biological systems and uncovering the structural detail of multiplex chromatin loci that are currently unresolvable given standard NGS. In early 2022, we provided JAX early access to a newly-developed prototype system for testing and data generation.

Weizmann Institute of Science

In partnership with the laboratory of Efrat Shema, Ph.D., we have recently developed and applied innovative single-molecule technologies to gain a deeper understanding of chromatin regulation. We are working to establish robust single-molecule systems for genome-wide profiling of combinatorial chromatin and DNA modifications, as well as development of novel therapeutic and diagnostic tools. To date, we have provided this collaboration with access to prototype sequencing systems, sequencing kits and sample preparation methodologies. In 2021 and early 2022, we published manuscripts in leading peer-reviewed scientific journals. In addition, we currently have an accepted manuscript at another leading peer-reviewed scientific journal and expect publication in the second half of 2022.

True Bearing Diagnostics, Inc.

We have participated in a research collaboration with Timothy McCaffrey, Ph.D. of The George Washington University’s Center of Genomic Medicine and True Bearing Diagnostics, Inc, performing tSMS on whole-blood RNA to identify transcripts associated with coronary artery disease (“CAD”). In comparison to other platforms that include NGS technologies, only our tSMS platform could consistently identify the novel mRNA signature in CAD patients. We believe this collaboration will provide the blueprint for a diagnostic test that could significantly reduce the over one million U.S. catheterizations that are performed annually at a cost of approximately $20 billion per year. In 2021, we published a scientific manuscript in a peer reviewed journal detailing biomarker discovery efforts for CAD. To date, we have provided to True Bearing Diagnostics research services and access to sample preparation methodologies. Potential future work includes the development of a CAD-focused clinical system for regulatory clearance.

Tetracore, Inc.

Tetracore, Inc. focuses on antibody-based and nucleic acid-based detection reagents and technologies, and contracts with the U.S. government for the development of real-time PCR diagnostic tests for biological warfare threat agents, novel nucleic acid extraction procedures, and specialized nucleic acid products. To date, we have provided Tetracore with tSMS systems and on-site support. In 2021, Tetracore submitted a grant application for funding. These potential products, including non-NGS applications, are for clinical, animal health, and domestic preparedness testing.

Recent Developments

On June 21, 2022, we received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we are not in compliance with the minimum bid price requirement, which requires that the closing bid price for our common stock listed on Nasdaq be maintained at a minimum of $1.00 and failure to maintain it for 30 consecutive business days constitutes a compliance deficiency. On December 20, 2022, we received notice from Nasdaq indicating that, while we have not regained compliance with the Bid Price Requirement, Nasdaq has determined that we are eligible for an additional 180-day period, or until June 19, 2023, to regain compliance. According to the notification from Nasdaq, the Staff’s determination was based on (i) our meeting the continued listing requirement for market value of our publicly-held shares and all other Nasdaq initial listing standards, with the exception of the minimum bid price requirement, and (ii) our written notice to Nasdaq of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this second 180-day compliance period, the closing bid price of our common stock is at least $1 per share for a minimum of 10 consecutive business days, Nasdaq will provide us with written confirmation of compliance. If compliance cannot be demonstrated by June 19, 2023, Nasdaq will provide written notification that our common stock will be delisted. At that time, we may appeal Nasdaq’s determination to a Hearings Panel.

We intend to monitor the closing bid price of our common stock between now and June 19, 2023 and to consider available options to cure the deficiency and regain compliance with the minimum bid price requirement within the compliance period. Our common stock will continue to be listed and trade on the Nasdaq Capital Market during this period, unaffected by our receipt of the written notice from Nasdaq.

Summary Risks Associated with Our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock. In particular, risks associated with our business include, but are not limited to, the following:

●	As we have incurred recurring losses and negative cash flows since our inception, there is no assurance that we will be able to continue as a going concern absent additional financing.

●	We are an early, commercial-stage company with a limited operating history.

●	If our tSMS sequencing instruments or sequencing services fail to achieve and sustain sufficient market acceptance, we will not generate expected revenue and our business may not succeed.

●	Our research and development efforts may not result in the benefits we anticipate, and our failure to successfully market, sell and commercialize our current and future sequencing instruments and services products could have a material adverse effect on our business, financial condition and results of operations.

●	If we are unable to successfully develop and timely manufacture our sequencing instruments and reagents, our business may be adversely affected.

●	We must successfully manage new product introductions and transitions related to the tSMS technology, we may incur significant costs during these transitions, and they may not result in the benefits we anticipate.

●	We rely on other companies for certain components and materials and intend to outsource sub-assembly manufacturing in the future. We may not be able to successfully assemble or manufacture reagents and instruments or scale the manufacturing process necessary to build and test multiple products on a full commercial basis, which could materially harm our business.

●	We may be unable to consistently manufacture our instruments and reagents to the necessary specifications or in quantities necessary to meet demand at an acceptable cost.

●	Increased market adoption of our products by customers may depend on the availability of sample preparation and informatics tools, some of which may be developed by third parties.

●	Single molecule sequencers are highly complex, have recurring support requirements and could have unknown defects or errors, which may give rise to claims against us or divert application of our resources from other purposes.

●	If we lose members of our senior management team or other key personnel or are unable to successfully retain, recruit and train qualified scientists, engineers and other personnel, our ability to maintain and develop our products could be harmed and we may be unable to achieve our goals.

●	A significant portion of our potential sales depends on customers’ spending budgets that may be subject to significant and unexpected variation which could have a negative effect on the demand for our products.

●	We are, and may become, subject to governmental regulations that may impose burdens on our operations, and the markets for our products may be narrowed.

●	Our sales cycle is unpredictable and lengthy, which makes it difficult to forecast revenue and may increase the magnitude of quarterly or annual fluctuations in our operating results.

For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section titled “Risk Factors” beginning on page S-13 of this prospectus supplemennt.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

●	being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) December 31, 2026, (ii) the first fiscal year after our annual gross revenues exceed $1.07 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

Corporate Information

We were incorporated in Delaware on April 3, 2014. Our principal executive offices are located at 3 Federal Street, Billerica, Massachusetts 01821, and our telephone number is (781) 460-6016. Our corporate website address is www.seqll.com. The information contained on or accessible through our website is not a part of this prospectus supplement.

The Offering

The following summary contains basic terms about this offering and our securities and is not intended to be complete. It may not contain all information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page S-13.

Issuer:	SeqLL Inc.
Common shares offered by us:	2,000,000 shares
Price per common share	$0.90
Common shares to be outstanding after this offering:	13,886,379 shares
Reasonable Best Efforts:	We have agreed to issue and sell the common shares offered hereby to the purchasers through Maxim Group LLC (the “placement agent”). The placement agent is not required to buy or sell any specific number or dollar amount of the common shares offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the common shares offered by this prospectus. See “Plan of Distribution” on page S-23.
Use of proceeds:	We intend to use the net proceeds from this offering solely for working capital and other general corporate purposes. See “Use of Proceeds” on page S-15.
Lock-up:	We, and our officers and directors, have agreed, subject to certain exceptions, not to sell, offer or otherwise dispose of or transfer, directly or indirectly, any of our capital stock (including common shares) or any securities convertible into or exchangeable for our capital stock, during a period commencing on the date of this prospectus supplement and ending 30 days after the closing of this offering, without the prior consent of the purchasers. See “Plan of Distribution” in this prospectus supplement.
Risk factors:	You should read the “Risk Factors” section beginning on page S-13 of this prospectus supplement, the “Risk Factors” section beginning on page S-13 of the accompanying prospectus, and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of factors to consider before deciding to purchase our securities.
Market for our common shares:	Our common stock is quoted and traded on the NASDAQ Capital Market under the symbol “SQL.”

The 13,886,379 shares of common stock to be outstanding after this offering is based on 11,886,379 shares outstanding as of February 1, 2023, plus the 2,000,000 shares of common stock offered hereby. The 13,886,379 shares of common stock to be outstanding after this offering, excludes the following:

●	4,388,185 shares of our common stock issuable upon the exercise of outstanding warrants at February 1, 2023, at a weighted average exercise price of $4.01 per share;

●	2,003,919 shares of our common stock issuable upon the exercise of outstanding stock options under our 2014 Equity Incentive Plan at February 1, 2023, with a weighted average exercise price of $1.88 per share; and

●	1,496,081 shares of our common stock reserved for future issuance under our 2014 Equity Incentive Plan at February 1, 2023.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes the above.

RISK FACTORS

Before you make a decision to invest in our common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our annual report on Form 10-K for the fiscal year ended December 31, 2021, together with all other information contained or incorporated by reference in this prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision.

Risks Related to Our Securities and the Offering

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the shares of common stock offered in this offering. The placement agent has no obligation to buy any of the common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of the common stock. There is no required minimum number of shares of common stock that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell the shares of common stock offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth above. We may sell fewer than all of the shares of common stock offered hereby.

If you purchase the common stock offered hereby, you will experience immediate dilution as a result of this offering.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of 2,000,000 shares of our common stock at the offering price of $0.90 per common share, if you purchase common stock in this offering, you will suffer immediate and substantial dilution of approximately $0.36 per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock that could result in further dilution to the investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock. We may sell our common stock or other securities in any other offering at prices that are higher or lower than the prices paid by the investors in this offering, and the investors purchasing shares or other securities in the future could have rights superior to existing shareholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

The trading price of our common stock has been, and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

Our share price is volatile. During the period from February 1, 2022 to February 10, 2023, the closing price of our common shares ranged from a high of $1.64 per share to a low of $0.26 per share. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your shares of common stock at or above the offering price and you may lose some or all of your investment.

Our management will have broad discretion over the use of the proceeds we receive from the sale our common stock pursuant to this prospectus supplement and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus supplement will be added to our general funds and will be used for working capital and general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

The price of our common stock has not met the requirements for continued listing on the Nasdaq Capital Market. If we fail to regain or maintain compliance with the minimum listing requirements, our common stock will be subject to delisting. Our ability to publicly or privately sell equity securities and the liquidity of our common stock could be adversely affected if our common shares are delisted.

On June 21, 2022, we received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we are not in compliance with the minimum bid price requirement, which requires that the closing bid price for our common stock listed on Nasdaq be maintained at a minimum of $1.00 and failure to maintain it for 30 consecutive business days constitutes a compliance deficiency. On December 20, 2022, we received notice from Nasdaq indicating that, while we have not regained compliance with the Bid Price Requirement, Nasdaq has determined that we are eligible for an additional 180-day period, or until June 19, 2023, to regain compliance. According to the notification from Nasdaq, the Staff’s determination was based on (i) our meeting the continued listing requirement for market value of our publicly-held shares and all other Nasdaq initial listing standards, with the exception of the minimum bid price requirement, and (ii) our written notice to Nasdaq of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this second 180-day compliance period, the closing bid price of our common stock is at least $1 per share for a minimum of 10 consecutive business days, Nasdaq will provide us with written confirmation of compliance. If compliance cannot be demonstrated by June 19, 2023, Nasdaq will provide written notification that our common stock will be delisted. At that time, we may appeal Nasdaq’s determination to a Hearings Panel.

If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. Delisting from Nasdaq could adversely affect our ability to consummate a strategic transaction and raise additional financing through the public or private sale of equity securities, and would significantly affect the ability of investors to trade our securities and negatively affect the value and liquidity of our common stock. Delisting could also have other negative results, including the potential loss of confidence by employees and the loss of institutional investor interest.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of our common stock in this offering will be approximately $1.5 million, after deducting estimated offering expenses of approximately $100,000 and Placement Agent fees and other expenses.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors. Our management will have discretion in the application of the net proceeds from this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for purposes that may not result in our being profitable or increase our market value.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value is the amount of our total assets less our liabilities and any intangible assets. Our historical net tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2022. Our historical net tangible book value as of September 30, 2022, was $5.9 million, or $0.50 per share of common stock.

Pro forma net tangible book value is our net tangible book value , after giving effect to the sale of  2,000,000 shares of common stock in this offering at a public offering price of $ 0.90 per share of common stock, and after deducting placement agent fees and expenses and estimated offering expenses payable by us.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share		$0.90
Historical net tangible book value per share as of September 30, 2022	$0.50
Increase in pro forma net tangible book value per share attributable to new investors participating in this offering	0.04
Pro forma as adjusted net tangible book value per share after this offering		0.54
Dilution in pro forma net tangible book value per share to new investors participating in this offering		$0.36

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2022:

●	on an actual basis; and

●	on a pro forma basis to give effect to our issuance and sale of 2,000,000 shares of common stock in this offering at a public offering price of $ 0.90 per share, after deducting the placement agent fees and expenses and estimated offering expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the number of shares of common stock sold in this offering. You should read the following table in conjunction with “Use of Proceeds and “Description of Capital Stock” and other financial information contained in, or incorporated by reference into, this prospectus, including the financial statements and related notes incorporated by reference into this prospectus supplement.

	As of September 30, 2022
	Actual	Pro Forma
Cash and cash equivalents and marketable securities	$6,953,206	$8,464,206

Debt:

Non-convertible promissory notes – long-term	1,375,000	1,375,000
Total debt	$1,375,000	$1,375,000

Stockholders’ Equity :
Preferred stock, $0.00001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding	$—	$—
Common stock, $0.00001 par value; 80,000,000 shares authorized; 11,886,379 shares issued and outstanding (actual) and 13,886,379 shares issued and outstanding (pro forma)	119	139
Additional paid-in capital	22,786,005	24,296,985
Accumulated deficit	(17,272,669)	(17,272,669)
Total stockholders’ equity	5,513,455	7,024,455
Total capitalization	$5,926,506	$7,437,506

The preceding table does not include:

●	4,388,185 shares of our common stock issuable upon the exercise of outstanding warrants at September 30, 2022, at a weighted average exercise price of $4.01 per share;

●	2,003,919 shares of our common stock issuable upon the exercise of outstanding stock options under our 2014 Equity Incentive Plan at September 30, 2022, with a weighted average exercise price of $1.88 per share; and

●	1,496,081 shares of our common stock reserved for future issuance under our 2014 Equity Incentive Plan at September 30, 2022.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock and preferred stock, certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws as they will be in effect upon completion of this offering and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part.

Authorized Capital Stock

Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of undesignated preferred stock, par value $0.00001 per share.

Common Stock

As the date of this prospectus, there are 11,886,379 shares of common stock issued and outstanding.

Under the terms of our amended and restated certificate of incorporation, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as our board of directors from time to time may determine. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

As the date of this prospectus, we have no shares of our preferred stock outstanding, but our board of directors is authorized, without further action by the stockholders, to create and issue one or more series of preferred stock and to fix the rights, preferences and privileges thereof. Among other rights, our board of directors may determine, without further vote or action by our stockholders:

●	the number of shares constituting the series and the distinctive designation of the series;

●	the dividend rate on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

●	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

●	whether the series will have conversion privileges and, if so, the terms and conditions of conversion;

●	whether or not the shares of the series will be redeemable or exchangeable, and, if so, the dates, terms and conditions of redemption or exchange, as the case may be;

●	whether the series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of the sinking fund; and

●	the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

Although we presently have no plans to issue any shares of preferred stock upon completion of the offering, any future issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, could, among other things, decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Options

As of February 1, 2023, we had outstanding options to purchase an aggregate 2,003,919 shares of our common stock with a weighted-average exercise price of 1.88 per share, all of which were issued under the 2014 Plan.

Warrants

As of February 1, 2023, we had outstanding warrants to purchase an aggregate of 4,388,185 shares of our common stock, with a weighted-average exercise price of $4.01 per share that expire between August 2023 and August 2026.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation, which will become effective upon the completion of this offering, will limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Consequently, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

●	any breach of their duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws will also provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification. We plan on obtaining directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and may be unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the DGCL.

To the best of our knowledge, during the past two fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Delaware Anti-Takeover Law and Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a publicly traded corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our amended and restated certificate of incorporation and amended and restated bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our amended and restated bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws do not allow stockholders to act by written consent without a meeting.

Removal of Directors

Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Staggered Board

Our amended and restated certificate of incorporation provides for a staggered board of directors whereby directors serve staggered three-year terms.

Stockholders Not Entitled to Cumulative Voting

Our amended and restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under Delaware Statutory or Common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. This choice of forum provision has important consequences to our stockholders.

Amendment Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66⅔ of the total voting power of all of our outstanding voting stock.

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Elimination of Monetary Liability for Officers and Directors

Our amended and restated certificate of incorporation incorporates certain provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty. Our amended and restated certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “SQL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The address of VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

PLAN OF DISTRIBUTION

Maxim Group LLC has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated February 13, 2023 by and between Maxim Group LLC and us. The placement agent is not purchasing or selling any shares offered by this prospectus supplement and the accompanying base prospectus but has arranged for the sale of certain of the shares offered hereby through a securities purchase agreement entered into between the investors and us. The offering price of the common shares offered by this prospectus supplement and the accompanying base prospectus has been determined based upon arm’s-length negotiations between the investors and us.

We have entered into securities purchase agreements directly with the investors in this offering on February 13, 2023 (the “Securities Purchase Agreement”). A form of the Securities Purchase Agreement will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC in connection with this offering. The Securities Purchase Agreement provides such investors with certain representations, warranties and covenants, including indemnifications, from us. Our obligation to issue and sell the shares to the investors who are party to the Securities Purchase Agreement is subject to the closing conditions set forth therein, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the shares will be sold at the offering price specified in this prospectus supplement and, we expect, at a single closing.

Fees and Expenses

The following table shows the per share and total Placement Agent fees we will pay in connection with the sale of the shares in this offering.

	Per Share	Total
Offering price	$0.90	$1,800,000
Placement agent fees	$0.072	$144,000
Proceeds, before expenses, to us	$0.828	$1,656,000

We have agreed to pay to the placement agent a cash fee equal to eight percent (8.0%) of the aggregate gross proceeds raised in this offering.

We have also agreed to pay the placement agent’s reasonable out-of-pocket costs and expenses incident to the performance of its obligations under the placement agency agreement up to $45,000 in the aggregate. We estimate that the total expenses of the offering payable by us, excluding the total placement agent fees and expenses, will be approximately $100,000.

We currently anticipate that the delivery of the common stock will occur on or about February 15, 2023, subject to the satisfaction of customary closing conditions.

Tail Fee

In the event that any investor whom the placement agent had contacted during the term of its engagement or introduced to the Company during the term of the engagement of the placement agent, subject to certain exceptions, provides any capital to us in a public or private offering or capital-raising transaction, within the twelve (12) months following the termination of the engagement of the placement agent, we shall pay the placement agent a cash fee in the amount that would otherwise have been payable to the placement agent had such transaction occurred during the term.

Other Terms

Under the Securities Purchase Agreement, and subject to certain exceptions, we have agreed not to (i) enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, subject to certain exceptions, for a period of thirty (30) days following the closing of the offering. We have also agreed not to effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction, as defined in the Securities Purchase Agreement, or “at-the-market offering,” for a period of thirty (30) days from the closing of the offering.

Lock-Up Agreements

In connection with this offering, each of our executive officers and directors has agreed, subject to certain exceptions set forth in the lock-up agreements, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of, directly or indirectly, any of our common shares, or any securities convertible into or exercisable or exchangeable for our common shares, for 30 days following the closing of the offering. The purchasers may, in their sole discretion and without notice, waive the terms of the lock-up agreement.

Determination of Offering Price

The offering price of the shares of common stock we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the offering price of our shares we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of any common shares sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act including Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M promulgated under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares offered hereby by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

●	must not engage in any stabilization activity in connection with our securities; and

●	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the placement agent may engage in passive market making transactions in our common shares on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of our common shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If all independent bids are lowered below the passive market maker’s bid, however, that bid must then be lowered when specified purchase limits are exceeded.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Other Relationships

The placement agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent has received, or may in the future receive, customary fees and commissions for these transactions.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying base prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon on our behalf by Pryor Cashman LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the Placement Agent in this offering.

EXPERTS

Our audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020 incorporated by reference in this prospectus have been so included in reliance upon the report of Wolf & Company, P.C., independent registered public accountants, upon the authority of the said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common shares are listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market. Information found on our website is not part of this prospectus supplement or any other report we file with or furnish to the Securities and Exchange Commission.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being offered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus. The information that we incorporate by reference in this prospectus is deemed to be a part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 23, 2022;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 12, 2022, August 12, 2022 and November 8 2022, respectively; and

●	Our Current Reports on Form 8-K filed with the SEC on June 24, 2022, June 30, 2022 and December 22, 2022.

In addition, this prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the Exchange Act prior to the termination of the offering made by this prospectus supplement. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

SeqLL Inc.
Attention: Corporate Secretary
3 Federal Street

Billerica, MA 01821

(781) 460-6016

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

SeqLL Inc.

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights

Units

We may offer from time to time shares of our common stock, preferred stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinated debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $75,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Our common stock and certain of our outstanding warrants are listed on the NASDAQ Capital Market under the symbols SQL and SQLLW, respectively.

Investing in securities involves certain risks. See “Risk Factors” beginning on page 12 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2022

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $75,000,000.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;

●	the public offering price;

●	the names of any underwriters, agents or dealers through or to which the securities will be sold;

●	any compensation of those underwriters, agents or dealers;

●	any additional risk factors applicable to the securities or our business and operations; and

●	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus or incorporated by reference in this prospectus. You should read and consider all information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

Unless the context otherwise requires, the terms “the Company,” “we,” “us,” and “our” in this prospectus each refer to SeqLL Inc., our subsidiaries and our consolidated entities.

TRADEMARKS AND TRADENAMES

We use our registered trademarks and trade names, such as “SeqLL®,” “tSMS®,” and “DRS®,” in this prospectus. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

GLOSSARY OF CERTAIN SCIENTIFIC TERMS

The medical and scientific terms used in this prospectus have the following meanings:

“Bioinformatics” means a subdiscipline of biology and computer science concerned with the acquisition, storage, analysis, and dissemination of biological data, most often DNA, RNA, and amino acid sequences.

“cDNA” means complementary DNA created from RNA through the use of reverse transcriptase.

“DNA” means deoxyribonucleic acid, a self-replicating material present in nearly all living organisms as the carrier of genetic information.

“Double helix” is a structure formed by a pair of parallel helices intertwined around a common axis. DNA is a double helix.

“DRS” means Direct RNA Sequencing, a method for sequencing RNA molecules without conversion to complementary DNA (“cDNA”) or amplification via PCR.

“Epigenetic” is the changes in gene expression that do not involve changes in the DNA sequence.

“FDA” means the U.S. Food and Drug Administration.

“Flow cell” means an optical cell used for detection and measurement of biological samples.

“Gene” is a portion of a DNA that serves as the basic unit of heredity.

“Gene expression” is a process by which information from a gene is used for the synthesis of a functional product.

“Genome” is an organism’s complete set of DNA.

“Genomics” refers to the study of all an organism’s genes and their interactions to influence the organism. Large-scale studies are required to understand how changes in an organism’s genes influence the organism.

“Helix” is an extended spiral chain of molecules.

“LDT” means Laboratory Developed Tests.

“Ligation” is a process of joining two DNA strands by chemical linkage.

“Microfluidics” is the science of manipulating and controlling fluids, usually in very small ranges.

“Next Generation Sequencing” means a high-throughput sequencing to sequence DNA and RNA molecules much more quickly and cheaply than the previously used techniques.

“NGS” means Next Generation Sequencing.

“Nucleic Acid” means a complex organic substance present in living cells, such as DNA or RNA.

“Nucleotide bases” or “Nucleotides” are building blocks of nucleic acids and include adenine (“A”), cytosine (‘C”), guanine (“G”), thymine (“T”) and uracil (“U”).

“Omics” refers to various different biological analyses approaches whereby researchers can analyze complex biological data, often in high throughput methods, to find novel associations between biological entities, pinpoint relevant biomarkers and build elaborate markers of disease and physiology. Examples of various “omics” analyses include: genomics, proteomics, transcriptomics, epigenomics, and metabolomics. When two or more of the -omics analyses approaches are combined either directly in analyses and/or in examination of -omics data sets, the approach is referred to as “multi-omics.”

“PCR” means Polymerase Chain Reaction, which is a technique used to generate multiple copies (thousands to millions) of DNA sequences.

“Proteomic(s)” refers to the large-scale study of proteins. The proteome is the entire set of proteins that is produced or modified in an organism or system.

“RNA” means ribonucleic acid, a material present in all living cells which acts as a messenger carrying instructions from the DNA for controlling the synthesis of proteins.

“RNA-Seq” means RNA Sequencing, an NGS method that involves the conversion of RNA into cDNA for subsequent sample preparation and sequencing.

“Throughput” refers to the rate at which an assay can be performed on during a given time period.

“Transcript” is a single stranded RNA synthesized by transcription of DNA.

“Transcriptome” refers to the sum of all RNA molecules, inclusive of noncoding and coding RNAs, that are contained within a population of cells or a single cell.

“tSMS” means True Single Molecule Sequencing.

THE COMPANY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider before investing in our securities. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto contained in this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” or similar terminology refer to SeqLL Inc.

Overview

We are a development-stage life sciences instrumentation and research services company engaged in the development of scientific assets and novel intellectual property across multiple “omics” fields. We intend to leverage our expertise with True Single Molecule Sequencing (“tSMS”) technology to enable researchers and clinicians to contribute major advancements to scientific research and development by accelerating one’s understanding of the molecular mechanisms of disease and fundamental biological processes. We believe our proprietary sequencing technology platform has critical advantages over existing Next Generation Sequencing (“NGS”) technologies, particularly for emerging applications in the research and development of biomarker discovery, epigenetics, nucleotide chemistry, forensics, and cell-free nucleic acid analysis. Our mission is to empower researchers with improved genetic tools that enable scientists and physicians to better understand the molecular mechanisms of disease and the underlying biological systems. This knowledge is essential to the continued development of new breakthroughs in genomic medicine that address the critical concerns involved with today’s precision medicine.

Our single molecule technology enables researchers to identify and synthesize DNA or RNA strands, irrespective of abundance, in a biological sample and is capable of analyzing billions of molecules in parallel, which positions us as both competitive and complementary with other NGS platforms. We believe our technology advantage is a simplified method of quantifying DNA and RNA molecules at single molecule resolution because our platform does not require the routine PCR amplification and ligation steps required during library preparation by most NGS systems, thereby avoiding systematic bias and consequential additional costs. Our current sequencing platform offers advantages, such as the ability in certain samples to reveal previously-unknown molecular profiles, by directly detecting single molecules with little to no manipulation of the original sample. Our tSMS platform then generates data that is highly-accurate and creates reproducible molecular profiles, often providing researchers with new insights into the biology being researched. As supported by multiple peer-reviewed research publications, our tSMS technology platform has assisted medical researchers in uncovering potentially significant DNA and RNA biomarkers for the early detection of diseases.

Our strategy is to integrate the tSMS platform with the development of novel applications across multiple market segments, and to generate revenue through sales of partnership-specific systems and related flowcells and reagents, which we refer to as “sequencing kits”, research services and research grants. We do not offer or sell any products that are founded upon or incorporate our tSMS platform directly to healthcare professionals or consumers. To strengthen our market position, we strive to build and control intellectual property around the instruments, sequencing kits and methods that enable these applications. Integral to this strategy will be to work with existing customers in developing new instruments optimized for specific assay and chemistry performance in order to support a wide array of applications. Our target customers are consumers of NGS products and services engaged in research activities and the development of new or improved products, such as academic and government institutions, hospitals and medical centers, pharmaceutical and biotechnology companies, and non-profit research organizations.

Under our current operating model, we expect the revenues we generate from a specific customer to scale as our partnership or collaboration with such customer matures and intellectual property founded on our tSMS platform is developed and sold by such customer. Initially, our customer-specific revenues are typically dependent on the funding of, or research grants obtained by, our partners and their ability to develop novel products. During the early stages of our partnerships or collaborations, we generally derive revenue from research services, grants and the sale of customized instruments and sequencing kits as intellectual property is developed. Over the longer term, however, we expect to generate increasing revenues from our customers from the sale of application-specific assays or tests that are developed on our platform and for which we will receive royalties, a revenue split or other renumeration for the use of our platform or jointly-developed intellectual property.

Background on Genetic Sequencing

Genetic inheritance in living systems is conveyed through a naturally-occurring information storage system known as deoxyribonucleic acid, or DNA. DNA stores information in linear chains of chemical bases known as adenine (“A”), cytosine (“C”), guanine (“G”) and thymine (“T”). Inside living cells, these chains usually exist in pairs bound together in a double helix by complementary base pairs. A “genome” is an organism’s complete set of DNA, which for humans consists of approximately three billion DNA base pairs. Ribonucleic acid, or RNA, is a molecule used by organisms to convey genetic information. A “transcriptome” is an organism’s complete set of RNA molecules at an active cellular state and includes both protein coding and noncoding RNA transcripts.

Genetic sequencing is the process of determining the order of nucleotide bases (A, C, G, or T) in a sample. This consists of three phases: sample preparation, physical sequencing and analysis. Generally, the first step of sample preparation is either to shear the target genome into multiple small fragments or, depending on the amount of sample DNA or RNA available, amplify the target region using a variety of molecular methods. In the physical sequencing phase, the individual bases in each fragment are identified in order, creating individual sequence reads. The number of individual bases identified contiguously is defined as “read length.” The sequencing throughput is generally defined as the product of the number of individual sequence reads and the average read length of the sequence reads. In the analysis phase, bioinformatics software is used to align overlapping reads, which allows the original genome to be assembled into contiguous sequence.

Studying genomes and transcriptomes helps scientists understand the inheritance of biological characteristics, developmental biology and normal and disease states of cells and organisms. Genetic variation accounts for many of the differences between individuals, such as eye color and blood group, and also affects a person’s susceptibility to certain diseases such as cancer, heart disease or diabetes. Genetic variation can also determine a person’s response to drug therapies.

A trend in healthcare is towards ‘personalized medicine’ to enable more accurate diagnosis and treatment through better understanding of each individual patient’s disease. We believe that a greater understanding of the genome will lead to this new healthcare paradigm where diseases are understood at the molecular level, allowing patients to be diagnosed according to genetic information, in many instances earlier and more accurately, and be treated with drugs designed to work on specific molecular targets. The goal is to offer precision-personalized medicine that will identify disease earlier, reduce healthcare costs, and enable more appropriate and effective treatment for better outcomes and quality of life. To date, this has largely been done through genomic testing, which provides information about a patient’s predisposition to disease or likely response to medication, due to each individual’s unique constellation of genes. However, DNA testing is, in most cases aside from tumor genome testing, a static readout that does not change through a patient’s lifetime or disease course. It does not provide information about the patient’s current health status. An increasing number of researchers, however, now believe the transcriptome provides dynamic information about the current state of the body that can be used to assess health, to detect early signs of disease and to enable physicians to select the appropriate treatment, monitor response to treatment and detect unwanted side effects.

Cell-free Nucleic Acids as Disease Biomarkers: Most of the DNA and RNA in the body are inside the cells, but a small amount of nucleic acids is also found in biological fluids such as blood, saliva and urine. This material is generally referred to as cell-free DNA (“cfDNA”) and cell-free RNA (“cfRNA”). Analysis of these free-floating molecules can lead to multiple applications such as early disease detection, drug selection and treatment monitoring. For example, a large amount of cell-free DNA material might indicate a bacterial infection or sepsis in very early stages. Cell-free DNA is typically derived from chromatin as intact nucleosomes, or histone-bound DNA, which can be analyzed in addition to solely assessing DNA. Another such example is cfRNA analysis for detection, diagnosis and monitoring of malignant diseases such as cancer. The cfRNA transcripts are differentially expressed between normal and cancerous tissues. These transcripts can be used as a reliable biomarker for cancer screening and diagnostic applications. Analysis of cfRNA can be used to measure dynamic changes in the gene expression, allow oncologists to evaluate disease status, predict outcomes from anti-tumoral therapies and monitor the disease after treatment.

Sequencing Technologies: There are different sequencing technologies available for sequencing genetic material, each producing the sequence data in a unique format. Some of the technologies produce millions of sequence reads with a very short-read length, generally less than 300 nucleotide bases. These technologies are generally referred to as short-read NGS platforms. Other technologies produce several thousand sequence reads of a very long-read length, generally more than 1000 nucleotide bases. These technologies are generally referred to as long-read NGS platforms. Both the short- as well as long-read NGS technologies have their advantages in various settings. For de novo assembly of genomes and long RNA transcripts, the long contiguous reads from the long-read NGS technologies are preferred. Generally, short reads can be used to further fill in gaps in the data from longer read technologies. For molecular counting applications, a large number of independent reads from short-read NGS technologies are preferred. Different genes are present in varying amounts in biological samples, and the success of the technique is highly-dependent on the dynamic range of the detection technology.

There are multiple NGS technologies available in the market, offered by companies such as Illumina Inc, Pacific Biosciences of California, and Thermo Fisher Scientific Inc., that partially address the need for accurate and sensitive analysis of genetic information. These technologies can further be classified based on the resolution of the technology as single-molecule sequencing technologies and amplification-based technologies. Most single-molecule sequencing technologies do not require amplification, though many of the long-read technologies still require complex sample manipulation prior to sequencing. This is especially true for the sequencing of RNA molecules. Over the past two decades, researchers and clinicians have used these technologies to gain a deeper understanding of nucleic acids, to study biomarkers associated with disease, to identify molecules for new drug discovery, to create novel applications for early screening and diagnosis, and more recently to create genome-editing techniques. While researchers are making progress on various fronts by utilizing a combination of these technologies, there remains a wide gap between the needs of the research community and the capabilities of existing sequencing tools. This gap is hindering the advancement of scientific research. The inherent limitations of current technologies are summarized below:

●	Biased results: Short-read NGS technology typically requires a large number of DNA molecules during the sequencing process. To generate enough DNA molecules, an amplification step is required during sample preparation. This amplification process can introduce errors known as amplification bias. The effect of this bias is that resulting copies are not uniformly representative of the original template DNA, causing skewed data representation in the final results.

●	Lower sensitivity: In cases where the original template DNA contains regions of relatively high G-C content or relatively high A-T content, the amplification process tends to under-represent these regions. As a result, these regions, which may contain entire genes, can be completely missed. As a result, the non-linear nature of the amplification may limit its ability to detect subtle changes in the genetic signature.

●	Inefficient library preparation: Many of our competitors use systems requiring multi-step sample preparation protocols to prepare sample libraries before sequencing. This library preparation technique is inefficient, capturing only a fraction of the informative input material. The process selectively captures the molecules which are present in large quantities while losing lower frequency molecules, thus not producing a true representation of the input material. The library preparation protocol limits the minimal amount of input sample. The library preparation steps also add significant burden on the sample preparation.

●	Inadequate throughput: Applications such as transcriptome profiling, gene expression and biomarker discovery require accurate quantification of data. We believe the long read single molecule technologies fall short due to the smaller number of strand throughput required to substantiate the presence or absence of a biomarker in a specific sample. The short-read amplification technologies are limited due to a skewed data representation caused by the non-linear amplification bias present in the workflow.

Our Technology Solution

Our tSMS platform offers a single molecule solution for DNA and RNA sequencing by performing detection of nucleic acids without the need for complex sample manipulation. Researchers using our platform can analyze many billions of single molecules in a single experiment and still generate highly accurate and reproducible data. We believe our technology’s critical advantage over other technologies is because our platform does not require the routine library preparation steps, such as PCR amplification and ligation, necessary for use with most NGS systems, thereby avoiding systematic amplification bias. RNA sequencing on our platform detects transcripts regardless of abundance and with high accuracy in quantifying gene expression changes associated with certain disease as well as detecting subtle changes in RNA transcript levels that are undetectable with other methods.

Our single molecule platform is unique because it combines a proprietary fluorescence-based optical detection apparatus with a precision microfluidics and thermal control system to perform sequencing-by-synthesis reactions, as illustrated in Figure 1 below.

Figure 1. tSMS Technology Workflow

The single molecule fluorescence signal from millions of individual strands is captured by images using a high-sensitivity camera during multiple cycles of nucleotide incorporation. Our powerful image analysis system processes these images to produce the sequence data as an output. The output data contains millions of individual unique sequences with the average read length of between 35 – 60 nucleotide bases, with a range of 20 – 100 nucleotide bases. This length is sufficient to allow unambiguous identification of the origin of each sequence.

By giving short-read technology the power of single molecule resolution, we believe our tSMS technology offers critical advantages over existing technologies, including:

●	Greater Sensitivity. The tSMS platform offers a high level of sensitivity as each strand is identified and synthesized irrespective of its abundance in the sample. In the existing amplification-based technologies, low expressing transcripts are typically masked due to preferences and may be missed or have their numbers minimized in the final data analysis. The simplified sample preparation along with single molecule resolution generally facilitates the unbiased, proportionate representation of input sample, even of the low expressing transcripts and constructs. This allows for obtaining more accurate information earlier, and for clinical treatments or decisions to be made sooner.

●	High Accuracy. The tSMS platform provides an accurate set of data and results as well as a broader range of molecules to be evaluated. The ability to count each individual molecule, combined with simplified sample preparation and greater sample sensitivity, yields an accurate quantitative representation of sample in the final data. Our technology has been demonstrated to produce robust accurate short reads for a variety of applications.

●	Minimal Sample Preparation. The tSMS platform offers a simple sample preparation process. The DNA strands are cut in shorter sizes, converted into single strands, and then tagged with a universal surface capture primer. By avoiding the complex multi-step library preparation method, the sample integrity is preserved, and the bias and errors in the sequence data output exhibited by other methods are avoided.

●	Seamless Flexibility. Our tSMS platform provides flexibility in two main aspects — throughput and applications. The tSMS platform has the ability to scale throughput across a range of small to large projects. The programmable instrument workflow and modular design of sequencing kit components provide flexibility to choose the sample coverage and read length required for the final data. The simplified sample preparation allows for analysis of any genetic material that can be attached to a glass surface.

Market Opportunity

The market for our products and services is segmented into two major categories, DNA NGS and RNA NGS, which, according to The Insight Partners, accounted for a combined addressable market opportunity of approximately $1.03 billion in 2019 that is projected to grow to $5.26 billion by 2025 at a compound annual growth rate (CAGR) of 31.3%.

DNA NGS market opportunity: According to The Insight Partners DNA NGS Market Report 2019, the global DNA NGS market is projected to grow from $6.82 billion in 2019 to $22.72 billion in 2025 at a CAGR of 22.2% from 2019 to 2025. Our customers in the DNA NGS market largely consist of academic and research institutes and forensic labs. Collectively, academic and research institutes and forensic labs, pathology labs and diagnostic centers represent a projected 58.4% of the end-user market share in 2019. Our targeted end users, applications and regions for DNA NGS represented an addressable market opportunity of $0.74 billion in 2019 that is projected to grow to $4.10 billion in 2025 at a CAGR of 33.0%.

RNA NGS market opportunity: According to The Insight Partners NGS-based RNA Seq. Market Report 2019, the global RNA NGS market is projected to grow from $1.63 billion in 2019 to $4.96 billion in 2025 at a CAGR of 20.4%. The RNA NGS market can be segmented by products and services, end users, applications and sequencing technologies. Research and academic centers, pharmaceutical and biotech companies, and pathology labs forensic labs and diagnostic centers represented a projected 76.7% share of the end users in 2019. Our targeted end users, applications and regions for RNS NGS represented an addressable market opportunity of $0.29 billion in 2019 that is projected to grow to $1.16 billion in 2025 at a CAGR of 26.2%.

Markets for Our Technology

The initial target market for our instruments and research services has been the life sciences research and development market where we provide solutions for a variety of applications, including biomarker discovery and diagnostic assay developments. This market includes laboratories associated with universities, scientific research centers, government institutions, and biotechnology and pharmaceutical companies.

Introductions of new technologies and products, while positive to the overall development of these markets, may result in greater competition for the limited financial resources available. There are a number of emerging markets for sequencing-based technologies that represent significant potential opportunities for us, including:

●	Life sciences research and development: NGS technologies are accelerating the discovery and development of more effective new drugs. The complex nature of biological pathways, disease mechanisms and multiple drug targets requires an accurate, unbiased, and sensitive molecular counting platform. Single molecule sequencing, with its unparalleled quantitative accuracy in large-scale expression profiling, could enable high-throughput screening of promising drug leads. During clinical trials, our technology could potentially be used for companion diagnostics to generate individual genetic profiles that can provide valuable information on likely response to therapy, toxicology or risk of adverse events. The tSMS platform may also enable more precise selection of patient pools and individualization of therapy.

●	Liquid biopsy: Liquid biopsy is emerging as a simple and non-invasive alternative to the traditional tissue biopsy approach for disease screening and monitoring. A simple draw of blood contains millions of tiny fragments of cell-free DNA/RNA material with lengths on the order of 100 – 200bp, which carry informative signatures of cancer and other life-threatening diseases even in a very early stage of the disease progression. With its quantitative accuracy, simple sample preparation methodology, and its ability to accurately sequence fragmented short molecules, our single molecule sequencing offers an excellent solution for liquid biopsy.

●	Infectious disease: Infectious diseases are caused by bacteria, viruses and fungi. These organisms contain DNA and RNA that act as infectious agents to transmit disease from person to person, by insect or animal, or through food and environmental means. The detection and sequencing of the DNA and RNA from pathogens provides medically actionable information for diagnosis, treatment and monitoring of infections. Accurate sequence information could also help to predict drug resistance.

●	Clinical diagnostics: Our amplification and ligation-free sequencing method allows us to identify subtle changes in the RNA transcript levels that are undetectable with other methods presumably due to bias and loss of low-level transcripts inherent to the other technologies. The power of our tSMS technology can help to address the large unmet need for biomarker discovery to diagnose diseases such as cardiovascular diseases and cancer at very early stages.

●	Microbiome analysis: Microbial communities in and on the body show uniform bacterial diversity in healthy individuals. Drugs and diet can disrupt the microbial diversity, and thereby can affect disease progression and treatment efficacy. Our technology can accurately quantify the gene signature for all bacteria present and capture a real-time snapshot of the microbiome. This data can be used by physicians for disease treatment by applying methods to encourage growth of beneficial microbes and eliminate harmful microbes.

These examples of emerging markets for sequencing-based technologies represent significant potential opportunities for us. The development of these markets is subject to variability driven by ongoing changes in the competitive landscape, evolving regulatory requirements, government funding of research and development activities, and macroeconomic conditions. Given the ability of the tSMS platform to sequence nucleic acid fragments as well as to detect post-translational modifications within larger chromatin molecules, we believe our technology is uniquely positioned to produce data from molecules at both ends of the single molecule nucleic acid spectrum. This concept, and the technology leaders for each single molecule market segment, is illustrated in Figure 2 below, with our potential applications highlighted in blue font.

Figure 2. Illustrative Single Molecule Nucleic Acid Landscape

As our partners or collaborators expand their product lines to address the diagnosis of disease, regulation by governmental authorities in the United States will become an increasingly significant factor in development, testing, production and marketing. We have not sought FDA approval of our sequencers because to-date we have marketed them only for research purposes and not for clinical diagnostics. Through our partners or collaborators, we will likely need to assist in pursuing regulatory approvals from the FDA when they attempt to enter the diagnostics market, which approvals are expensive and involve a high degree of risk and for which there is no assurance that we or our partners will be able to develop a commercially-viable product. Even if the products under development are authorized and approved by the FDA, our partners or collaborators must still meet the challenges of successful marketing, distribution and customer acceptance. We do not intend to use proceeds from this offering to pursue FDA approval. If significant funds are required from us in seeking to obtain any FDA approval in the future, we intend to raise additional funds for such purpose prior to pursuing FDA approval.

Our Strategy

Our strategy is to integrate our tSMS platform with the development of novel applications across multiple market segments, and to generate revenue through partnership-specific system and sequencing kit sales, research services and research grants. Our target customers are consumers of NGS products and services engaged in research activities and the development of new or improved products, such as academic and government institutes, hospitals and medical centers, pharmaceutical and biotechnology companies, and non-profit research organizations. Integral to this strategy will be to work with existing customers in developing new instruments optimized for specific assay and chemistry performance in order to support a wide array of applications.

We have generated only nominal revenues to date from our current operating model and we do not expect our revenues to scale significantly until one or more of our customers or third-party partners or collaborators has developed application-specific assays or tests for which our platform serves as a foundation. As a result, we believe our ability to continue to operate at current levels is dependent on the success of this offering. Over the longer term, we expect to generate revenues from our customers, partners and collaborators through a combination of product sales, research services and research grants. We plan to expand these revenues from recurring and prospective clients by the following key strategies:

●	Provide the scientific community with a combination of research services and NGS instrumentation to serve markets that we believe are inadequately addressed by existing technologies.

●	Assist in the development of new classes of RNA-based diagnostics tests.

●	Collaborate with researchers to enhance pharmacogenomics and biomarker discovery.

●	Support drug developers seeking a better understanding of the side effects of their new drugs.

●	Continue to innovate and develop new aspects of our products and technology, applications and instrumentation through scientific collaborations, including grants.

●	Leverage our expertise and the broad applicability of our tSMS platform to grow into new markets through strategic collaborations, partnerships, existing data sets, and customers.

●	Maintain a strong culture and network of technical resources while seeking to continuously attract new talent to build an industry-leading single molecule solutions company.

We expect to use a portion of the net proceeds of this offering to support our research and development activities and to improve and update our tSMS platform to develop additional applications in support of our existing partnerships and collaborations. While we anticipate increased revenues as a result of those efforts, we are planning to raise additional funds following this offering to support our existing partners and collaborators and to fund the initial costs of new relationships.

We have assembled an experienced management team, board of directors, and scientific founders and advisors who bring industry experience to our company and business strategy. We believe the members of our team have deep experience in discovering, developing and commercializing products with a particular focus on sequencing products and applications.

Our Customers and Collaborators

Our customers and collaborators are focused on academic research, biomarker discovery, and molecular diagnostic product development. The majority of our current customers and collaborators are early adopters of genomics technology, including tSMS. Over the years, they have produced scientific achievements through collaborative research efforts by accessing our technology. We often collaborate with customers to drive innovation in the field of genomic sciences through grant-funded research activities and we do not yet generate significant revenues from these activities from the sale of our products or services. In addition, we have not yet entered into any material agreements with any of these entities as to how our technology is currently being used by them or will be used by them in the future. Our key collaborators and our current activities are summarized below:

Bernstein Laboratory

We have worked closely with the lab of Bradley Bernstein, M.D., Ph.D. at the Dana-Farber Cancer Institute and Harvard Medical School to address fundamental questions in chromatin biology and epigenetic regulation. Dr. Bernstein is also the founder and Director of the Broad Institute Epigenomics Program. Scientists from the Broad Institute have used antibody-based detection coupled with tSMS to begin decoding a dual-marking system in modified histones that signals for a gene to be activated or repressed. Early results, published in Science, suggest differentiated cells exhibit different patterns of “bivalent” markings than embryonic cells. Our collaboration encompasses technology development, single-cell RNA and DNA analysis, and the creation of novel intellectual property. In addition to completing NIH grant-funded research activities, to date, we have provided Dr. Bernstein with tSMS systems and onsite support. We also published a technology development manuscript in Cell Reports Methods, a leading peer-reviewed scientific journal, that utilized a prototype tSMS system.

Ting Laboratory

We have been a long-time research collaborator with David Ting, M.D., Assistant Professor, Medicine at Harvard Medical School and a leading member at the Dana Farber/Harvard Cancer Center in using tSMS to better understand cancer. His research is focused on the role of non-coding RNA transcription in cancer as it relates to tumorigenesis and as novel biomarkers. In this research area, the Ting Laboratory was first to discover aberrant overexpression of pericentromeric RNA repeats by RNAseq using tSMS, which were found to play a significant role in pancreatic cancer and other epithelial cancers [Bersani, PNAS, December 2015]. This discovery resulted in new intellectual property related to pancreatic cancer biomarkers and the subsequent founding of Rome Therapeutics, an early-stage company focused on unlocking the repeatome to discover powerful new classes of medicines for cancer and autoimmune diseases. To date, we have provided Dr. Ting with tSMS systems and onsite support, research services and access to sample preparation methodologies.

Weizmann Institute of Science

In partnership with the laboratory of Efrat Shema, Ph.D., we have recently developed and applied innovative single-molecule technologies to gain a deeper understanding of chromatin regulation. We are working to establish robust single-molecule systems for genome-wide profiling of combinatorial chromatin and DNA modifications, as well as development of novel therapeutic and diagnostic tools. To date, we have provided this collaboration with access to prototype sequencing systems, sequencing kits and sample preparation methodologies. We have recently published manuscripts in leading peer-reviewed scientific journals. In September 2022 volume of Nature Biotechnology, our publication entitled “Multiplexed, single-molecule, epigenetic analysis of plasma-isolated nucleosomes for cancer diagnostics” detailed an innovative liquid biopsy application for pancreatic and colorectal cancer detection enabled by SeqLL’s tSMS technology. .

True Bearing Diagnostics, Inc.

We have participated in a research collaboration with Timothy McCaffrey, Ph.D. of The George Washington University’s Center of Genomic Medicine and True Bearing Diagnostics, Inc, performing tSMS on whole-blood RNA to identify transcripts associated with coronary artery disease (“CAD”). In comparison to other platforms that include NGS technologies, only our tSMS platform could consistently identify the novel mRNA signature in CAD patients. We believe this collaboration will provide the blueprint for a diagnostic test that could significantly reduce the over one million U.S. catheterizations that are performed annually at a cost of approximately $20 billion per year. In 2021, we published a scientific manuscript in a peer reviewed journal detailing biomarker discovery efforts for CAD. To date, we have provided to True Bearing Diagnostics research services and access to sample preparation methodologies. Potential future work includes the development of a CAD-focused clinical system for regulatory clearance.

Tetracore, Inc.

Tetracore, Inc. focuses on antibody-based and nucleic acid-based detection reagents and technologies, and contracts with the U.S. government for the development of real-time PCR diagnostic tests for biological warfare threat agents, novel nucleic acid extraction procedures, and specialized nucleic acid products. To date, we have provided Tetracore with tSMS systems and on-site support. In 2022, Tetracore received funding to explore the development of potential products, including non-NGS applications, are for clinical, animal health, and domestic preparedness testing.

Recent Developments

On June 21, 2022, we received a written notice from the Nasdaq Stock Market LLC indicating that we are not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price for our common stock was below $1.00 per share for the last 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been granted a 180-calendar day compliance period, or until December 18, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during the 180-calendar day compliance period. If we are not in compliance by December 18, 2022, we may be afforded a second 180-calendar day compliance period. To qualify for this additional time, we will be required to meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for Nasdaq with the exception of the minimum bid price requirement and will need to provide written notice of our intention to cure the deficiency during the second compliance period. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting.

We intend to monitor the closing bid price of our common stock between now and December 18, 2022 and to consider available options to cure the deficiency and regain compliance with the minimum bid price requirement within the compliance period. Our common stock will continue to be listed and trade on the Nasdaq Capital Market during this period, unaffected by our receipt of the written notice from Nasdaq.

Summary Risks Associated with Our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock and warrants. In particular, risks associated with our business include, but are not limited to, the following:

●	As we have incurred recurring losses and negative cash flows since our inception, there is no assurance that we will be able to continue as a going concern absent additional financing.

●	We are an early, commercial-stage company with a limited operating history.

●	If our tSMS sequencing instruments or sequencing services fail to achieve and sustain sufficient market acceptance, we will not generate expected revenue and our business may not succeed.

●	Our research and development efforts may not result in the benefits we anticipate, and our failure to successfully market, sell and commercialize our current and future sequencing instruments and services products could have a material adverse effect on our business, financial condition and results of operations.

●	If we are unable to successfully develop and timely manufacture our sequencing instruments and reagents, our business may be adversely affected.

●	We must successfully manage new product introductions and transitions related to the tSMS technology, we may incur significant costs during these transitions, and they may not result in the benefits we anticipate.

●	We rely on other companies for certain components and materials and intend to outsource sub-assembly manufacturing in the future. We may not be able to successfully assemble or manufacture reagents and instruments or scale the manufacturing process necessary to build and test multiple products on a full commercial basis, which could materially harm our business.

●	We may be unable to consistently manufacture our instruments and reagents to the necessary specifications or in quantities necessary to meet demand at an acceptable cost.

●	Increased market adoption of our products by customers may depend on the availability of sample preparation and informatics tools, some of which may be developed by third parties.

●	Single molecule sequencers are highly complex, have recurring support requirements and could have unknown defects or errors, which may give rise to claims against us or divert application of our resources from other purposes.

●	If we lose members of our senior management team or other key personnel or are unable to successfully retain, recruit and train qualified scientists, engineers and other personnel, our ability to maintain and develop our products could be harmed and we may be unable to achieve our goals.

●	A significant portion of our potential sales depends on customers’ spending budgets that may be subject to significant and unexpected variation which could have a negative effect on the demand for our products.

●	We are, and may become, subject to governmental regulations that may impose burdens on our operations, and the markets for our products may be narrowed.

●	Our sales cycle is unpredictable and lengthy, which makes it difficult to forecast revenue and may increase the magnitude of quarterly or annual fluctuations in our operating results.

For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section titled “Risk Factors” beginning on page 12 of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

●	being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) December 31, 2026, (ii) the first fiscal year after our annual gross revenues exceed $1.07 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

Corporate Information

We were incorporated in Delaware on April 3, 2014. Our principal executive offices are located at 3 Federal Street, Billerica, Massachusetts 01821, and our telephone number is (781) 460-6016. Our corporate website address is www.seqll.com. The information contained on or accessible through our website is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q that are incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

If we are unable to maintain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock could be delisted from Nasdaq.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SQL.” In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to remain in compliance with Nasdaq’s listing standards or if we do later fail to comply and subsequently regain compliance with Nasdaq’s listing standards, that will be able to continue to comply with the applicable listing standards. If we are unable to maintain compliance with these Nasdaq requirements, our common stock will be delisted from Nasdaq. On June 21, 2022, we received a deficiency letter from the Listing Qualifications Department, or the Staff, of the Nasdaq Stock Market, notifying us that, based upon the closing bid price of our common stock, for the last 30 consecutive business days, we are not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). The Notice has no immediate effect on the continued listing status of our common stock on Nasdaq, and, therefore, our listing remains fully effective.

We have been provided a compliance period of 180 calendar days from the date of the Notice, or until December 18, 2022, to regain compliance with the Minimum Bid Requirement. If at any time before December 18, 2022, the closing bid price of our common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G), Nasdaq will provide written notification that we have achieved compliance with the Minimum Bid Requirement, and the matter would be resolved.

If we do not regain compliance with the Minimum Bid Requirement during the initial 180 calendar day period, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

We will continue to monitor the closing bid price of our common stock and seek to regain compliance with all applicable Nasdaq requirements within the allotted compliance periods. If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel.

While we intend to actively monitor the closing bid price of our common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement, there can be no assurance that we will regain compliance with the Minimum Bid Requirement during the 180-day compliance period, secure a second period of 180 days to regain compliance or maintain compliance with the other Nasdaq listing requirements. In the event our common stock is delisted from Nasdaq due to our failure to continue to comply with any requirement for continued listing on Nasdaq, and our common stock is not eligible for quotation on another market or exchange, trading of our common stock could, again, be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC Pink or the OTCQB tiers of the OTC marketplace. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our common stock to dec

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

●	the success, cost and timing of our product development activities, including statements regarding the timing of initiation and completion of our research and development programs;

●	developments regarding next generation sequencing technologies;

●	our expectations regarding the market size and growth potential for our business;

●	the implementation of our strategic plans, including strategy for our business and related financing;

●	our ability to maintain and establish future collaborations and strategic relationships;

●	the rate and degree of market acceptance of our products;

●	our ability to generate sustained revenue or achieve profitability;

●	the potential for our identified research priorities to advance our technology;

●	the pricing and expected gross margin for our products;

●	our commercialization, marketing and manufacturing capability and strategy;

●	our expectations related to the use of proceeds from this offering;

●	our research and development plans including, among other things, statements relating to future uses, quality or performance of, or benefits of using, products or technologies;

●	updates or improvements of our products;

●	intentions regarding seeking regulatory approval for our products;

●	our competitive position;

●	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing as necessary; and

●	our ability to maintain our intellectual property position for our technology.

You should read this prospectus, including the section titled “Risk Factors,” and the documents that we reference elsewhere in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, as amended, our bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”).

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

DESCRIPTION OF COMMON STOCK

As of September 30, 2022, there were 11,886,379 shares of our common stock issued outstanding held by approximately 18 stockholders of record.

General

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the complete text of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and our Amended and Restated Bylaws (the “Bylaws”), each of which included as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein. We encourage you to read our Certificate of Incorporation, the Certificate of Designations, our Bylaws and the applicable provisions of the DGCL, Title 8 of the Delaware Code for additional information.

Common Stock

Dividend Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, holders of common stock are entitled to the payment of dividends when and as declared by our board of directors in accordance with applicable law and to receive other distributions.

Voting Rights

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Liquidation Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our funds and assets, to the extent they may be legally distributed to holders of common stock, shall be distributed among the holders of the then outstanding common stock pro rata in accordance with the number of shares of common stock held by each such holder.

Other Rights and Preferences

All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no pre-emptive or other subscription rights.

Classification of the Board of Directors

Our Certificate of Incorporation divide our board of directors into three classes, as nearly equal in number as possible, with staggered three-year terms. Under our Certificate of Incorporation and our Bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even though less than a quorum of the board of directors.

Stock Exchange Listing

Our common stock is traded on the NASDAQ Capital Market under the symbol, “SQL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The address of VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

DESCRIPTION OF PREFERRED STOCK

As of September 30, 2022, no shares of preferred stock had been issued or were outstanding.

The following summary of certain provisions of our preferred stock does not purport to be complete. This description is summarized from, and is qualified in its entirety by reference to, our Certificate of Incorporation and our Bylaws, to which you should refer and both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law, including the DGCL.

General

Our board of directors has the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of director may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	whether or not such debt securities are guaranteed;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	any restrictions our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the denominations in which we will issue the series of debt securities;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Outstanding Warrants

As of September 30, 2022, we had outstanding warrants that were exercisable to purchase an aggregate of 4,388,185 shares of common stock at a weighted average exercise price of $4.01 per share that expire between December 2022 and September 2026.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of such rights issued to each security holder;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or rights for the purchase of common stock, preferred stock and/or debt securities in any combination. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we may determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock and preferred stock and certain other legal matters of law will be passed upon for us by Pryor Cashman LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and December 31, 2020 have been audited by Wolf & Company, P.C., an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 23, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 12, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 12, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 8, 2022;

●	our Current Reports on Form 8-K, filed with the SEC on June 24, 2022 and June 30, 2022 (other than portions of those documents furnished or not otherwise deemed to be filed); and

●	the description of our common stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 23, 2022, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

SeqLL Inc.

3 Federal Street

Billerica, MA 01821

(781) 460-6016

Attn: Daniel Jones

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov or on our website at www.seqll.com/. Because our common stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.

2,000,000

Shares of Common Stock

PROSPECTUS

February 13, 2023

Sole Placement Agent

Maxim Group LLC